UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2017

MON SPACE NET INC.

(Exact name of registrant as specified in its charter)

Nevada	333-210519	81-2629386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100.3.041, 129 Offices, Block J, Jaya One, No. 72A, Jalan Universiti, Section 13, Petaling Jaya, Malaysia	46200
(Address of principal executive offices)	(Zip Code)

+60322820888

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement

On November 8, 2017, a subsidiary of Mon Space Net Inc. (the “Company”), MSNI (M) Sdn Bhd (the “Subsidiary”), agreed to an amendment (the “Amendment”) to the collaboration agreement with Monspacemall Sdn Bhd (“Monspacemall”) dated April 7, 2017 (the “Collaboration Agreement”), whereby the parties agreed to revise the revenue formula, which determines the amount to be paid to the Subsidiary. The Amendment revised the revenue formula to be paid to the Subsidiary by Monspacemall from 50% of all profits generated by the business of Monspacemall’s website, monspacemall.com, to 6.5% of sales generated by the business of monspacemall.com. The revision takes effect retroactively, as of August 1, 2017.

The foregoing description of the terms of the Amendment does not purport to be complete and are qualified in their entirety by reference to the provisions of such agreement, which is filed as exhibits 10.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On September 22, 2017, the Company incorporated MSNI (HK) Limited, a company formed under the laws of Hong Kong (“MSNI Hong Kong”) as a wholly-owned subsidiary of the Company.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1	Revised Collaboration Agreement by and among MSNI (M) Sdn Bhd and Monspacemall Bhd dated November 8, 2017
21.1	List of Subsidiaries

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MON SPACE NET INC.

Date: November 13, 2017	By:	/s/ Lai Chuai Suang
President, Chief Executive Officer

3